Exhibit 99.3

Series C Cumulative Redeemable Preferred Stock Purchase Form (For DTC Purchases Only)

INVESTMENT

Please Select One:	Number of Shares:
☐ Investment
☐ Additional Investment	Purchase Price per Share: $

DISTRIBUTIONS WILL BE PAID IN CASH	Aggregate Purchase Amount: $

Brokerage Account Number:

Advisory Account Number:

INVESTOR INFORMATION

Investor Name	Investor Address	City, State & Zip

Phone Number	Email Address	Social Security or Tax ID	If non-U.S. Citizen, country of Citizenship

Co-Investor Name	Co-Investor Address	City, State & Zip

Phone Number	Email Address	Social Security or Tax ID	If non-U.S. Citizen, country of Citizenship

INVESTOR ACKNOWLEDGEMENTS & SIGNATURES

Please carefully read each of the representations below (a-e). Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

a.	I (we) have received the Prospectus Supplement and accompanying Prospectus, wherein the terms, conditions and risks of the Offering are described and agree to be bound by the terms and conditions.
b.	I am (we are) purchasing Shares for my/our own account.
c.

I (We) acknowledge that the Shares of the Series C Cumulative Redeemable Preferred Stock are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares of Series C Cumulative Redeemable Preferred Stock.

d.	I am (We are) in compliance with the USA PATRIOT Act and not on any governmental authority watch list.
e.	My (Our) purchasing and holding of the Series C Cumulative Redeemable Preferred Stock hereto is not in excess of the Aggregate Stock Ownership Limit contained in the Company charter.

(I/We) have reviewed the representations above and I (we) understand the risks involved in this transaction. I (We) have had the opportunity to have my (our) questions answered and seek the advice of my (our) financial advisor(s).

Investor Signature/Beneficial Owner/Trustee	Date

Co-Investor Signature/Beneficial Owner/Trustee	Date

REGISTERED REPRESENTATIVE & RIA SUBMISSION AND APPROVAL

The undersigned confirms on behalf of its financial institution that they are in compliance with all requirements in the Prospectus Supplement and accompanying Prospectus and Participating Broker-Dealer Agreement or Registered Investment Advisor Agreement with respect to this sale of Shares including: its registration and licensing requirements; suitability; Regulation Best lnterest; Anti-Money Laundering; and its Customer Identification Program.

Registered Representative/RIA Signature	Date	Advisor CRD #

Principal Signature	Date

Mailing Instructions: Please forward to your broker dealer home office (if applicable)